                                                                      EXHIBIT 12

                                    HCA INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

                                                             YEAR ENDED DECEMBER 31,
                                                    ------------------------------------------
                                                     2003     2002     2001     2000     1999
                                                    ------   ------   ------   ------   ------
Earnings:
  Income before minority interests and income
     taxes........................................  $2,306   $1,603   $1,596   $  600   $1,284
  Fixed charges, exclusive of capitalized
     interest.....................................     611      558      647      663      581
                                                    ------   ------   ------   ------   ------
                                                    $2,917   $2,161   $2,243   $1,263   $1,865
                                                    ======   ======   ======   ======   ======
Fixed charges:
  Interest charged to expense.....................  $  491   $  446   $  536   $  559   $  471
  Interest portion of rental expense..............     120      112      111      104      110
                                                    ------   ------   ------   ------   ------
  Fixed charges, exclusive of capitalized
     interest.....................................     611      558      647      663      581
  Capitalized interest............................      49       37       15       21       19
                                                    ------   ------   ------   ------   ------
                                                    $  660   $  595   $  662   $  684   $  600
                                                    ======   ======   ======   ======   ======
  Ratio of earnings to fixed charges..............    4.42     3.63     3.39     1.85     3.11
                                                    ======   ======   ======   ======   ======